Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

Extremity Product Sales Growth Reported at 15%, 12% Constant Currency

AMSTERDAM, The Netherlands, November 8, 2011 — Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported sales of $57.6 million for the third quarter of 2011 compared to sales of $49.7 million for the third quarter of 2010, an increase of 16% as reported and 11% in constant currency.  Year to date sales were reported at $192.1 million compared to sales of $166.1 million in the comparable nine month period of 2010, an increase of 16% as reported and 12% in constant currency.  Third quarter 2011 sales of Tornier’s extremity product categories increased 15% as reported and 12% in constant currency over the prior year’s third quarter, and represented 82% of reported global sales.

Douglas W. Kohrs, President and Chief Executive Officer of Tornier, commented, “Led by upper extremity product lines, and despite economic and healthcare utilization headwinds, Tornier recorded another quarter of solid double digit sales growth both as reported and in constant currency.  Growth in our international markets was particularly strong, while our US market performance was below our expectations in our lower extremity and sports medicine and biologics product lines.  However, we remain confident that our ongoing instrument set investments and new product launches are positioning us for continued double digit extremities growth.”

The Company’s third quarter 2011 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $4.9 million or 8.5% of sales, compared to $2.7 million or 5.4% of sales in the same quarter last year.  For the first nine months of 2011, adjusted EBITDA reached $20.3 million or 10.5% of sales, compared to $13.4 million or 8.1% of sales in the same period last year, an increase of 51%.

Mr. Kohrs continued, “Although our adjusted EBITDA was affected by our geographic and product mix in the quarter, our tight control of operating expenses allowed us to deliver another quarter of significant expansion in our adjusted EBITDA margin.  Our plans for product insourcing and other manufacturing efficiencies remain on track to support improving factory utilization and expanding margins.”

Sales and Product Review

Tornier’s third quarter 2011 constant currency sales growth of 11% continued to be led by its extremity product line categories which together posted constant currency growth of 12% over third quarter 2010.  Within the extremity products group, third quarter constant currency growth of the upper extremity joints and trauma category was 14.2%, led by the new Aequalis™ Ascend™ shoulder arthroplasty system, the continued adoption of the Aequalis™ reverse shoulder arthroplasty system and the CortiLoc™ glenoid.  Further positive contributions came from the Company’s 2011 launch of the new Simpliciti™ stemless shoulder system in select European markets and the Latitude® total elbow prosthesis.  Tornier’s lower extremity joints and trauma and sports medicine and biologics product categories posted constant currency sales growth rates of 4.3% and 1.6%, respectively. At the end of the third quarter, Tornier initiated an expansion of instrument sets to support recently launched lower extremity products such as the Stabilis™ ankle fusion system.  Also in the third quarter, Tornier initiated clinical use of several new sports medicine and biologics products including the Insite® FT PEEK anchors, its shoulder instability system and the Accel-PRP™ system.  Tornier’s large joints and other product category, which includes hips and knees sold in select international markets, continued its constant currency growth at above market rates in the third quarter at 6.7% over the same quarter last year.

On a geographic basis as compared to the third quarter of 2010, Tornier’s international sales increased 26.6% as reported and 14.3% in constant currency, representing 43% of global sales.  Sales in the United States increased by 8.8% and represented 57% of global sales.

Outlook

The Company is updating its previous guidance and now projects 2011 sales in the range of $257.5 to $260 million, representing global growth of 13% to 14% as reported, and 10% to 11% in constant currency over 2010 sales.  Full year total extremities product sales are expected to grow 14% to 15% as reported or 12% to 13% in constant currency.  The Company projects 2011 adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, of $26.8 to $27.8 million or 10% to 11% of total sales.

For the fourth quarter of 2011, the Company projects sales in the range of $65.5 to $68.0 million, representing growth of 7% to 11% based on recent currency exchange rates, and 6% to 10% in constant currency over the fourth quarter 2010.  Fourth quarter extremities sales are expected to grow 9% to 13% both as reported and in constant currency.  The Company projects adjusted EBITDA for the fourth quarter of 2011 of $6.5 to $7.5 million, representing 10% to 11% of total sales.

Earnings Call Information

Tornier will host a conference call today at 5:30 p.m. eastern time to discuss its third quarter 2011 financial results.  The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com where it will be available for replay beginning two hours after completion of the call for at least 12 months.  Those without internet access may join the call from within the U.S. by dialing 877-673-5355; outside the U.S., dial +1-760-666-3805.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions and the European debt crisis, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.  Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot.  The Company’s broad offering of approximately 90 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets.  Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world.  For more information regarding Tornier, visit www.tornier.com.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release.  Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Contact:

Carmen Diersen

Chief Financial Officer

952-426-7646

cdiersen@tornier.com

Doug Kohrs

President and Chief Executive Officer

952-426-7606

dkohrs@tornier.com

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Revenue	$57,556	$49,707	$192,149	$166,113
Cost of goods sold	16,650	13,553	54,708	45,554
Gross profit	40,906	36,154	137,441	120,559

Operating expenses
Sales and marketing	31,764	29,474	101,335	93,665
General and administrative	6,173	5,449	18,560	16,643
Research and development	4,309	3,898	14,608	12,714
Amortization of intangible assets	2,741	2,842	8,448	8,720
Special charges	56	54	188	306
Total operating expenses	45,043	41,717	143,139	132,048

Operating (loss)	(4,137)	(5,563)	(5,698)	(11,489)

Other income (expense)
Interest expense	(379)	(5,282)	(3,346)	(16,047)
Foreign currency transaction gain (loss)	(228)	(3,728)	(81)	(9,467)
Loss on extinguishment of debt	—	—	(29,475)	—
Other non-operating income (expense)	993	283	1,009	344

Loss before income taxes	(3,751)	(14,290)	(37,591)	(36,659)
Income tax (expense) benefit	2,114	1,531	9,116	5,246

Consolidated net loss	(1,637)	(12,759)	(28,475)	(31,413)
Net loss attributable to non-controlling interest	—	—	—	(695)

Net loss attributable to Tornier N.V.	(1,637)	(12,759)	(28,475)	(30,718)
Accretion of non-controlling interest	—	—	—	(679)

Net loss attributable to ordinary shareholders	$(1,637)	$(12,759)	$(28,475)	$(31,397)

Net loss per share
Basic and diluted	$(0.04)	$(0.43)	$(0.75)	$(1.15)

Weighted average ordinary shares outstanding
Basic and diluted	39,150	29,569	37,882	27,192

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	October 2, 2011	January 2, 2011
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$55,848	$24,838
Accounts receivable, net	42,703	42,758
Inventories	85,726	77,525
Deferred income taxes and other current assets	19,783	28,093
Total current assets	204,060	173,214

Instruments, net	48,802	42,378
Property, plant and equipment, net	33,454	33,680
Goodwill and intangibles, net	235,748	240,854
Deferred income taxes and other assets	1,755	1,052
Total assets	$523,819	$491,178

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$20,956	$28,392
Accounts payable	12,010	12,890
Accrued liabilities and deferred income taxes	31,407	34,967
Total current liabilities	64,373	76,249

Notes payable	—	84,261
Other long-term debt	24,356	25,467
Deferred income taxes and other long-term liabilities	23,918	34,962
Total liabilities	112,647	220,939

Shareholders’ equity	411,172	270,239

Total liabilities and shareholders’ equity	$523,819	$491,178

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Cash flows from operating activities
Consolidated net loss	$(1,637)	$(12,759)	$(28,475)	$(31,413)

Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	7,147	6,831	21,038	19,842
Non-cash foreign currency (gain) loss	(216)	4,681	387	8,787
Deferred income taxes	(2,828)	(1,848)	(8,993)	(5,570)
Share-based compensation	1,831	1,352	4,741	4,187
Non-cash interest expense and discount amortization	—	4,780	2,040	14,599
Inventory obsolescence	1,348	1,293	3,814	4,031
Loss on extinguishment of debt	—	—	29,475	—
Other non-cash items affecting earnings	(683)	(82)	(347)	745

Changes in operating assets and liabilities
Accounts receivable	3,123	2,038	(534)	660
Inventories	(4,335)	(6,792)	(11,015)	(17,235)
Accounts payable and accruals	(5,460)	(596)	(3,449)	4,590
Other current assets and liabilities	261	(1,961)	3,556	(3,855)
Other non-current assets and liabilities	(55)	49	(1,277)	127
Net cash provided by (used in) operating activities	(1,504)	(3,014)	10,961	(505)

Cash flows from investing activities
Acquisition-related cash payments	(418)	(340)	(2,053)	(1,992)
Additions of instruments	(6,586)	(2,654)	(15,042)	(10,508)
Purchases of property, plant and equipment	(2,296)	111	(3,772)	(5,540)
Net cash provided by (used in) investing activities	(9,300)	(2,883)	(20,867)	(18,040)

Cash flows from financing activities
Change in short-term debt	8,579	(6,672)	(8,185)	7,129
Repayments of long-term debt	(2,443)	2,294	(6,458)	(5,003)
Proceeds from issuance of long-term debt	1,242	3,186	4,751	5,351
Deferred financing costs	(102)	(1,151)	(2,731)	(1,676)
Repayment of notes payable	—	—	(116,108)	—
Issuance of ordinary shares	2,907	(132)	171,215	806
Net cash provided by (used in) financing activities	10,183	(2,475)	42,484	6,607

Effect of currency exchange rates on cash and cash equivalents	(3,264)	665	(1,568)	(529)

Increase (decrease) in cash and cash equivalents	(3,885)	(7,707)	31,010	(12,467)

Cash and cash equivalents at beginning of period	59,733	33,209	24,838	37,969

Cash and cash equivalents at end of period	$55,848	$25,502	$55,848	$25,502

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three Months Ended			Nine Months Ended
	(unaudited)		Percent	(unaudited)		Percent
	October 2, 2011	October 3, 2010	change	October 2, 2011	October 3, 2010	change
Revenue by product category
Upper extremity joints and trauma	$37,690	$31,990	17.8%	$120,640	$102,577	17.6%
Lower extremity joints and trauma	5,943	5,558	6.9%	19,023	17,406	9.3%
Sports medicine and biologics	3,329	3,170	5.0%	10,769	9,687	11.2%
Total extremities	46,962	40,718	15.3%	150,432	129,670	16.0%
Large joints and other	10,594	8,989	17.9%	41,717	36,443	14.5%
Total	$57,556	$49,707	15.8%	$192,149	$166,113	15.7%

Revenue by geography
United States	$32,781	$30,132	8.8%	$104,197	$94,597	10.1%
International	24,775	19,575	26.6%	87,952	71,516	23.0%
Total	$57,556	$49,707	15.8%	$192,149	$166,113	15.7%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three Months Ended
	(unaudited)
	October 2, 2011			October 3, 2010	Percent
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$37,690	$(1,153)	$36,537	$31,990	14.2%
Lower extremity joints and trauma	5,943	(148)	5,795	5,558	4.3%
Sports medicine and biologics	3,329	(108)	3,221	3,170	1.6%
Total extremities	46,962	(1,409)	45,553	40,718	11.9%
Large joints and other	10,594	(1,001)	9,593	8,989	6.7%
Total	$57,556	$(2,410)	$55,146	$49,707	10.9%

Revenue by geography
United States	$32,781	$—	$32,781	$30,132	8.8%
International	24,775	(2,410)	22,365	19,575	14.3%
Total	$57,556	$(2,410)	$55,146	$49,707	10.9%

	Nine Months Ended
	(unaudited)
	October 2, 2011			October 3, 2010	Percent
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$120,640	$(3,027)	$117,613	$102,577	14.7%
Lower extremity joints and trauma	19,023	(412)	18,611	17,406	6.9%
Sports medicine and biologics	10,769	(267)	10,502	9,687	8.4%
Total extremities	150,432	(3,706)	146,726	129,670	13.2%
Large joints and other	41,717	(2,749)	38,968	36,443	6.9%
Total	$192,149	$(6,455)	$185,694	$166,113	11.8%

Revenue by geography
United States	$104,197	$—	$104,197	$94,597	10.1%
International	87,952	(6,455)	81,497	71,516	14.0%
Total	$192,149	$(6,455)	$185,694	$166,113	11.8%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Net loss, as reported	$(1,637)	$(12,759)	$(28,475)	$(31,413)

Interest expense	379	5,282	3,346	16,047
Income tax expense (benefit)	(2,114)	(1,531)	(9,116)	(5,246)
Depreciation	4,406	3,989	12,590	11,122
Amortization	2,741	2,842	8,448	8,720

Subtotal Non-GAAP EBITDA (Loss)	3,775	(2,177)	(13,207)	(770)

Other non-operating (income) expense	(993)	(283)	(1,009)	(344)
Foreign currency transaction (gain) loss	228	3,728	81	9,467
Share-based compensation	1,831	1,352	4,741	4,187
Loss on extinguishment of debt	—	—	29,475	—
Special charges	56	54	188	306
Operating expenses from consolidated VIE	—	—	—	594

Non-GAAP Adjusted EBITDA	$4,897	$2,674	$20,269	$13,440